Exhibit 99.1

Bacterin International Announces Sales Team Expansion

Bacterin attracts industry top sales management talent

Belgrade, MT— October 16, 2014 — Bacterin announced today three senior executive additions to its hybrid sales channel.

Jeff Whitaker has joined us as Regional Vice President in the Southeast, he brings a track record of success at Stryker Biotech, Mitek Surgical Products (DePuy), and Acufex Microsurgical, Inc.

Doug Helling has joined us as Regional Vice President in the South (Texas, Oklahoma), he brings a track record of success at Flower Orthopedics Corporation, ApaTech Inc., Anulex Technologies, and Synthes USA.

Ed Dailey has joined us as Regional Vice President in the Northeast, he brings a track record of success at Baxter BioSurgery, Covidien (US Surgical), DJ Ortho, and Zimmer.

Robert Di Silvio, President, said, "My top priority since joining Bacterin in Q3 of 2014 was to put in place a management team, sales infrastructure and marketing strategy to drive profitable revenue. I am thrilled to have these talented executives to join our team. We will continue to recruit experienced, successful professionals to our sales function."

Daniel Goldberger, CEO, concluded, “We have deployed 25 Productive Field Sales Employees and 106 Manufacturers Representatives as of September 30, 2014 and I expect we will have 29 Productive Field Sales Employees as of December 31, 2014. The sales management additions announced above bring established relationships with physicians and Manufacturers Representatives and are expected to accelerate our revenue growth as they become productive later this year and throughout 2015.

About Bacterin International Holdings

Bacterin International Holdings, Inc. (NYSE MKT: BONE) develops, manufactures and markets biologics products to domestic and international markets. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

Bacterin's Medical Device division develops, employs, and licenses coatings for various medical device applications. For further information, please visit www.bacterin.com.

Important Cautions Regarding Forward-looking Statements

This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company's ability to meet its existing and anticipated contractual obligations, including financial covenant and other obligations contained in the Company’s secured lending facility; the Company’s ability to manage cash flow and achieve profitability; the Company’s ability to remain listed on the NYSE MKT; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's sales force to achieve expected results; the ability of the Company's customers to pay and the timeliness of such payments; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the Company’s ability to successfully conclude government investigations; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Investor Contact:

COCKRELL GROUP

Rich Cockrell

877-889-1972

investorrelations@thecockrellgroup.com

cockrellgroup.com